Exhibit 10.2

TERADYNE, INC. 2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND TERMS FOR U.S. RECIPIENTS

Name: Employee Number:

In granting stock options, Teradyne, Inc. (“Teradyne”) seeks to provide employees with incentive to help drive Teradyne’s future success and to share in the economic benefits of that success. We all look forward to your contributions to that effort.

In recognition of your contributions to Teradyne, you have been granted a stock option award consisting of the right to receive up to xx shares of Teradyne common stock upon exercise of this option in accordance with its terms. This stock option grant was approved effective (the “Effective Date”). The Stock Option Grant Details applicable to this stock option grant are listed below.

This stock option grant is subject to the Stock Option Terms for U.S. Recipients attached hereto and the terms of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). Stock options covered by this award will be exercisable over time as described in and subject to the vesting conditions of the attached Stock Option Terms for U.S. Recipients.

The Plan prospectus, consisting of a “Participant Information” document that summarizes the Plan and the complete Plan, is available on “In-Site,” Teradyne’s internal Web site. To access the information, go to: Equity Compensation (Options & RSU's) (sharepoint.com)

Please note that printed versions of the Plan prospectus documents are available to you, at no charge, upon request to the HR Service Center, Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, (978) 370-3041 or hr.service.center@teradyne.com

TERADYNE, INC.

Stock Option Grant Details:

Grant Date/Effective Date:

Number of Shares under Option:

Per Share Exercise Price/FMV on Grant Date:

/s/ Ryan E. Driscoll

Ryan E. Driscoll

Vice President, General Counsel

and Secretary

(2024 Stock Option)

Grant #

1

STOCK OPTION TERMS FOR U.S. RECIPIENTS

1.
Option Grant, Exercise and Vesting.
(a)
Stock Option Grant. Teradyne, Inc. hereby grants to the recipient an award (this “Award”) of nonstatutory stock options (the “Stock Options”) under the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). The Stock Options represent the right of the recipient to purchase that number of shares of Teradyne common stock set forth in the Notice of Stock Option Grant and Terms for U.S. Recipients (the “Notice of Grant”) attached hereto upon satisfaction of the terms set forth in these Stock Option Terms for U.S. Recipients (this “Agreement”). This Award is governed by and subject to the terms of the Plan, the Notice of Grant and this Agreement.

Capitalized terms used but not otherwise defined herein will have the meaning set forth in the Notice of Grant or the Plan. In the event of any inconsistencies or differences between the Plan and this Agreement, the Plan shall prevail. The terms governing this Award are intended to comply with all applicable laws and regulations.

(b)
These Stock Options vest and become exercisable yearly on the anniversary of the Effective Date. None of the Stock Options subject to this Award will be vested or exercisable on the Effective Date. Except as provided in (d) below, 25% of the Stock Options granted will vest and become exercisable on the first and each of the three subsequent anniversaries of the Effective Date until the total grant is fully vested and exercisable on the fourth anniversary of the Effective Date. The Committee shall have the right to accelerate the date that any installment of this Award becomes vested and exercisable, including, but not limited, to events such as disability, death or upon the acquisition of control of Teradyne by another entity.
(c)
After Stock Options become exercisable, they can be exercised at any time prior to and on the Option Expiration Date. This Award expires at the close of business at Teradyne’s headquarters on the date that is seven years from the Effective Date (the “Option Expiration Date”). This Award may expire earlier if the recipient’s employment or other business relationship terminates, as described below.
(d)
The Stock Options will not vest further after termination of employment or other business relationship except in limited certain circumstances. If the recipient’s employment or business relationship with Teradyne or, if different, the recipient’s employer (the “Employer”) or any Subsidiary of Teradyne terminates for any reason except death, then this Award will not vest after the recipient’s employment or other business relationship ends and this Award will automatically expire at the close of business at Teradyne’s headquarters on the date ninety (90) days after the recipient’s termination date, or if earlier, the Option Expiration Date.

If the recipient’s employment or other business relationship with Teradyne, the Employer or any Subsidiary of Teradyne ends on account of death, the unvested portion of this Award which would have vested under the applicable rule stated in (b) above shall automatically become vested in full on the date of the recipient’s termination of employment or business relationship on account of death and the vested portion of this Award may be exercised in accordance with Section 11(a) of the Plan until the earlier of (1) the close of business at Teradyne’s headquarters on the date that is one year subsequent to the recipient’s termination due to death or (2) the Option Expiration Date.

If the recipient’s employment or other business relationship with Teradyne, ends on account of retirement after attaining both at least age sixty-five and at least ten years of service to Teradyne, provided that the recipient submits written notice of such intent to retire at least six months prior to its effective date, then (i) one hundred percent of the unvested portion of this Award granted at least 365 calendar days prior to retirement shall continue to vest in accordance with the rule stated in (b) above and (ii) a pro-rated portion of the unvested portion of this Award granted within 365 calendar days of the retirement based on the number of days of employment or other business relationship during the 365 calendar day period from the grant date shall continue to vest in accordance with the rule stated in (b) above, in both cases such vested portion of this Award may be exercised in accordance with Section 11(a) of the Plan until the Option Expiration Date.

The recipient’s employment or other business relationship shall be considered as continuing uninterrupted during any bona fide approved leave of absence provided (i) that the period of such leave does not exceed 90 days and is not a personal leave unless the personal leave is based on recipient’s accrued, unused personal paid time-off benefits provided under a program sponsored by Teradyne, the Employer or any other Subsidiary of Teradyne, (ii) the recipient’s right to reemployment is guaranteed by statute following the approved leave of absence, or (iii) the Committee has agreed in writing that Teradyne, the Employer or any other Subsidiary of Teradyne is contractually obligated to continue the recipient’s employment or other business relationship after the approved leave of absence period. Notwithstanding the foregoing leave of absence provision, vesting of this Award shall continue during the period a recipient is determined to be disabled under the Teradyne Short-Term Disability program and Long-Term Disability Plan, provided that such vesting shall cease upon the earlier to occur of the recipient’s (A) termination of employment from Teradyne, the Employer or any other Subsidiary of Teradyne and (B) the last day of the twenty-four (24) month period beginning on the date on which Long-Term Disability benefits commenced.

2.
Procedure for Exercising Stock Options.
(a)
Stock Options are exercised by giving written notice to Teradyne in the form (or by such other procedures as) specified by the Committee stating the election to exercise, specifying the number of shares as to which Stock Options are being exercised and paying Teradyne the full exercise price for such shares, plus any applicable Tax-Related Items (as defined in Section 6 below). Payment can be made to Teradyne by a combination of cash, certified or bank check, or personal check (in each case in United States dollars), or by delivery of shares of Teradyne common stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option or through a broker-dealer sale and remittance procedure pursuant to which the recipient shall provide written irrevocable instructions to a brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to Teradyne sufficient funds to cover the aggregate exercise price payable for the purchased shares, plus any applicable Tax-Related Items designated by Teradyne, and shall provide written directives to Teradyne to deliver the purchased shares directly to such brokerage firm to complete the sale transaction, provided that such process is consistent with and permissible under applicable law.
(b)
The recipient shall not have any rights as a stockholder in, to or with respect to any shares which may be covered by this Award (including but not limited to the right to vote or to receive dividends) until the issuance of shares to the recipient upon exercise of the Stock Options. All shares issuable upon exercise of the Stock Options will be transferred or issued to the recipient (or his or her estate, in the event of death) promptly upon exercise.
(c)
With regard to any Stock Option exercises, Teradyne will not be required to transfer or issue any shares until arrangements satisfactory to it have been made to address any Tax-Related Items and withholding requirements which might arise by reason of the Stock Option exercise. Teradyne will pay any transfer or issue tax and deliver the shares purchased.
3.
Assignment and Transferability. This Stock Option may not be assigned or transferred (except by will or the laws of descent and distribution) other than as provided in Section 11(a) of the Plan.
4.
Capital Changes and Business Succession. Section 3(c) of the Plan contains provisions for adjusting (or substituting) the number and class of securities, vesting schedule, exercise price and other terms of outstanding stock-based awards granted under the Plan if a recapitalization, stock split, merger, or other specified event occurs and the Committee determines that an adjustment (or substitution) is appropriate. In that event, the recipient will be notified of the adjustment (or substitution), if any, to this Award.
5.
Employment or Business Relationship. This Award and the recipient’s participation in the Plan shall not create any right of continued employment or business relationship or be interpreted as forming or amending an employment contract or business relationship with Teradyne or its Subsidiaries, and does not affect the right of the recipient, Teradyne or the Employer to terminate the recipient’s employment or a business relationship at any time.
6.
Tax Obligations.
(a)
Responsibility for Taxes. The recipient acknowledges that, regardless of any action taken by Teradyne or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to the recipient’s participation in the Plan and legally applicable to the recipient (“Tax-Related Items”), is and remains the recipient’s responsibility and may exceed the amount actually withheld by Teradyne or the Employer. The recipient further acknowledges that Teradyne and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Options, including, but not limited to, the grant, vesting or exercise of the Stock Options, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the recipient’s liability for Tax-Related Items or achieve any particular tax result. Further, if the recipient is subject to Tax-Related Items in more than one jurisdiction, the recipient acknowledges that Teradyne and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)
Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the recipient agrees to make adequate arrangements satisfactory to Teradyne and/or the Employer to satisfy all Tax-Related Items. In this regard, the recipient authorizes Teradyne and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares acquired at exercise of the Stock Options either through a voluntary sale or through a mandatory sale arranged by Teradyne (on the recipient’s behalf pursuant to this authorization) without further consent. Teradyne may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the recipient will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent. Alternatively, the recipient may elect to satisfy the recipient’s obligations for Tax-Related Items by delivery of cash or check to Teradyne or the Employer.
7.
Compliance with Laws. Shares to be issued under this Award are currently registered under the United States Securities Act of 1933, as amended. If such registration is not in effect at the time of vesting, the recipient will be required to represent to Teradyne that the recipient is acquiring such shares as an investment and not with a view to the sale of those shares. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of common stock, Teradyne shall not be required to deliver any shares of common stock issuable upon exercise of the Stock Options prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the United States Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Teradyne shall, in its absolute discretion, deem necessary or advisable. The recipient understands that Teradyne is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the recipient agrees that Teradyne shall have unilateral authority to amend the Plan and the Agreement without the recipient’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
8.
Governing Law and Venue. The Award and the provisions of this Agreement are governed by, and subject to, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.
9.
Electronic Delivery and Acceptance. Teradyne may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Teradyne or a third party designated by Teradyne.
10.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11.
Imposition of Other Requirements. Teradyne reserves the right to impose other requirements on the recipient’s participation in the Plan, on the Stock Options and on any shares of common stock acquired under the Plan, to the extent Teradyne determines it is necessary or advisable for legal or administrative reasons, and to require the recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
12.
Waiver. The recipient acknowledges that a waiver by Teradyne of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the recipient or any other recipient.

13.
No Advice Regarding Grant. Teradyne is not providing any tax, legal or financial advice, nor is Teradyne making any recommendations regarding the recipient’s participation in the Plan, or the recipient’s acquisition or sale of the underlying shares of common stock. The recipient should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.
Insider Trading Restrictions/Market Abuse Laws. The recipient acknowledges that, depending on the recipient’s or his or her broker’s country of residence or where the shares of common stock are listed, the recipient may be subject to insider trading restrictions and/or market abuse laws which may affect the recipient’s ability to accept, acquire, sell or otherwise dispose of shares of common stock, rights to shares of common stock (e.g., Stock Options) or rights linked to the value of shares of common stock under the Plan during such times the recipient is considered to have “inside information” regarding Teradyne (as defined by the laws or regulations in the recipient’s country). The recipient is responsible for ensuring compliance with any restrictions and should consult his or her personal legal advisor on this matter.
15.
Recoupment. The recipient agrees that the Stock Option and any financial gain realized by the recipient through exercise of the Stock Option or sale of any shares of common stock acquired shall be subject to forfeiture and/or repayment to the Company to the extent required to comply with the application of any recoupment policy or any recovery or clawback policy required by law or any other applicable laws or the rules and regulations of the securities exchange or inter-dealer quotation system on which the shares of common stock are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.